Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-192795 on Form S-3 of Virtual Piggy, Inc. (the “Company”) of our report dated March 16, 2015, with respect to the financial statements and the effectiveness of internal control over financial reporting, appearing in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014.

/s/ MORISON COGEN LLP

Bala Cynwyd, Pennsylvania
March 16, 2015